UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2009

CyberOptics Corporation
(Exact name of registrant as specified in its charter)

Minnesota	(0-16577)	41-1472057
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

5900 Golden Hills Drive
Minneapolis, Minnesota		55416
(Address of principal executive offices)		(Zip Code)

(763) 542-5000
(Registrant’s telephone number, including area code)

____________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

d)  At its regular meeting on December 4, 2009, the Board of Directors of CyberOptics Corporation elected Subodh Kulkarni, PhD as a director. Dr. Kulkarni was also appointed to serve on the Nominating and Corporate Governance Committee, and the Compensation Committee, of the Board of Directors. Dr. Kulkarni has been the Chief Technology Officer and Senior Vice President, Global Commercial Business of Imation Corp since June 2009, was the Vice President, Global Commercial Business, R&D and Manufacturing from August 2007 through June 2009, was Vice President, R&D and Manufacturing of Imation from October 2006 through August 2007, Vice President of R&D of Imation from March 2006 until October 2006, Executive Director of R&D of Imation from March 2004 until March 2006 and has held various management positions in the R&D organization of Imation since its spinoff from 3M. There were no arrangements with any third party under which Dr. Kulkarni was appointed a director of CyberOptics, and no special award or grant to Dr. Kulkarni as an inducement to, or a result of, his election.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBEROPTICS CORPORATION

By	/s/ Jeffrey A. Bertelsen
Jeffrey A. Bertelsen, Chief Financial Officer

Dated:   December 9, 2009